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                        SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                              CURRENT REPORT PURSUANT
                           TO SECTION 13 OR 15(d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934


          Date of report (Date of earliest event reported): April 10, 1995

                              XXsys Technologies, Inc.
              (Exact Name of Registrant as Specified in Its Charter)


                                      California
                   (State or Other Jurisdiction of Incorporation)


        0-20376                                        33-0161808
(Commission File Number)                   (I.R.S. Employer Identification No.)


        4619 Viewridge Avenue, San Diego, CA              92123
      (Address of Principal Executive Offices)          (Zip Code)


                                 (619) 974-8200
                (Registrant's Telephone Number, Including Area Code)

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Item 1.  CHANGES IN CONTROL OF REGISTRANT

         Effective March 25, 1995, Paul W. Pendorf resigned as a director and as the president and chief executive officer of the Registrant and Dr. Gloria C.L. Ma was appointed as successor chief executive officer. Dr. Ma will continue to serve as chairman of the board of directors of the Registrant but has relinquished the office of executive vice president; she will continue to serve as president and chairman of the board of directors of the Registrant's subsidiary, Composite Retrofit Corporation ("CRC"). Effective March 25, 1995, William A. Timmerman resigned as the chief financial officer and secretary of the Registrant; no successor chief financial officer or secretary have yet been appointed.

         The resignations of Messrs. Pendorf and Timmerman were made pursuant to an Agreement dated as of March 25, 1995, and signed April 10, 1995, among Registrant and Registrant's subsidiary, and Messrs. Pendorf and Timmerman, Dr. Ma and Steven Georgiev and William Dale, directors of the Registrant (the "Agreement"). The Agreement provides that Mr. Pendorf will receive the severance compensation otherwise required by his employment agreement with the Registrant, payable in installments of $10,000 per month, and that Mr. Timmerman will receive two months' severance pay and all deferred salary, paid in five bi-weekly installments commencing April 1, 1995. Mrs. Pendorf will also receive from the Registrant up to $100,000 if he is the procuring cause of the sale of certain assets of the Registrant. In addition, XXsys will assign to Messrs. Pendorf, Timmerman and Georgiev the corporate opportunity to pursue for their own accounts two other business acquisitions pending at March 25, 1995, for which they will compensate the Registrant for costs and expenses associated with such acquisitions, if successful, in the amount of $100,000 if one of the acquisitions are made and an additional $50,000 if the second acquisition is made.

         Pursuant to the Agreement, Mr. Georgiev and Palomar Medical Technologies, Inc., a company of which Mr. Georgiev is president, will grant to Dr. Ma an option to purchase from them an aggregate of 275,000 shares of the Registrant's common stock for an aggregate payment of $187,500, exercisable through October 7, 1995. Subject to such option, the Registrant will include such shares in a registration statement to be filed on Form S-3. Mr. Pendorf has also granted an option to Dr. Ma exercisable within one year to purchase 126,000 shares of the Registrant's common stock owned by him, exercisable within one year in exchange for the cancellation of a promissory note in the amount of $125,000 made by Mr. Pendorf and owned by Dr. Ma together with a full reconveyance of a deed of trust securing such note.

         At April 10, 1995, Dr. Ma owned, directly and beneficially, 618,400 shares of the Registrant's common stock, or 13.9 percent thereof, including 31,500 shares exercisable upon the exercise of options and warrants within 60 days of March 25, 1994. Law Biu


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Biu, the uncle of Dr. Ma, owns, directly and beneficially, 1,077,961 shares of the Registrant's common stock, or 24.3 percent thereof.

Item 7.         Exhibits.

        (a)     Not applicable.

        (b)     Not applicable.

        (c) The following exhibits to this current report are furnished in accordance with Item 601 of Regulation S-B;

 Exhibit No.    Description
 -----------    -----------
     99.1       Agreement dated as of March 25, 1995.


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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


        Date: June 27, 1996.            XXSYS TECHNOLOGIES, INC.


                                        By /s/ Gloria C.L. Ma
                                           -------------------------------
                                           Gloria C.L. Ma, Chairman and
                                           Chief Executive Officer



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